UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2016

LIME ENERGY CO.

(Exact name of registrant as specified in charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ 07102

(Address of principal executive offices)

(201) 416-2575

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events

On October 17, Lime Energy Co. (the “Company”) changed the record date of its upcoming special meeting of stockholders (the “Special Meeting”), initially scheduled for November 10, 2016, from October 14, 2016 to a future date that has not yet been determined, to allow for timely updates to the proxy statement in connection with the review by the Staff of the Securities and Exchange Commission (the “SEC”) of the preliminary proxy statement filed by the Company on October 7, 2016.

As previously announced, the Company intends to effect a reverse stock split immediately followed by a forward stock split (the “Reverse/Forward Stock Split”), for the purpose of suspending the Company’s public company reporting obligations. The proposed amendments to the Company’s certificate of incorporation to effect the Reverse/Forward Stock Split will be submitted to stockholder vote at the Special Meeting.

Additional information concerning the proposed Reverse/Forward Stock Split is included in the preliminary proxy statement, which has not yet been finalized and remains subject to updates. The Company will not mail the proxy statement until such time as it has filed a definitive proxy statement with the SEC.

The Company will announce a new record date once a new timeline for the Special Meeting has been established.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.

Dated: October 17, 2016	By:	/s/ Bruce D. Torkelson
Bruce D. Torkelson
Chief Financial Officer & Treasurer